EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 4, 1999, accompanying the consolidated financial statements of Abbeville Capital Corporation and subsidiary contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                         /s/ TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
July 23, 1999